EX-23  CONSENT  OF  PAUL  W.  ROBERTS,  CPA





                                  EXHIBIT  23.2

               CONSENT  OF  INDEPENDENT  CERTIFIED  PUBLIC  ACCOUNTANTS



I hereby consent to the use, by incorporation by reference, in the Form S-8 Registration Statement under the Securities Act of 1933 of DermaRX Corporation (a Delaware corporation)(Registrant) of my report dated June 14, 1999 on the financial statements of DermaRX Corporation as of February 28, 1999 and for each of the two years then ended accompanying the financial statements contained in the Registrant's Annual Report on Form 10-KSB as of and for the period ended December 31, 1998, and to the use of our name and statements with respect to us as appearing under the heading "Experts".



                                          PAUL  C.  ROBERTS
                                          Certified  Public  Accountant
Pleasantville,  NY
April  3,  2000